                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             AUTOTOTE CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the
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                it was determined):
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                  March 26, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Autotote Corporation to be held at 10:00 a.m. on Thursday, April 26, 2001, at the Metropolitan Club, 1 East 60th Street, New York, New York.

    At the Annual Meeting, you will be asked to elect Directors, to approve an amendment to the Autotote Corporation 1997 Incentive Compensation Plan and to ratify the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31, 2001.

    The Board of Directors recommends that you vote FOR the election of all the nominees as Directors, FOR approval of the amendment to the Company's 1997 Incentive Compensation Plan and FOR ratification of the appointment of the independent accountants.

    Whether you plan to attend in person or not, it is important that your shares be represented and voted at the Annual Meeting. Therefore, regardless of the number of shares you own, please sign, date and mail the enclosed proxy card in the return envelope provided. Most stockholders will also be able to vote by telephone or over the Internet. Please refer to your proxy card to see which options are available to you.

    I look forward to seeing you at the Annual Meeting.

                                           Sincerely,

                                           /s/ A. Lorne Weil

                                           A. Lorne Weil
                                           CHAIRMAN OF THE BOARD

                              AUTOTOTE CORPORATION
                        750 LEXINGTON AVENUE, 25TH FLOOR
                               NEW YORK, NY 10022

                ------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                  -------------------------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Autotote Corporation (the "Company") will be held at 10:00 a.m. on Thursday, April 26, 2001, at the Metropolitan Club, 1 East 60th Street, New York, New York, for the following purposes:

    1. To elect ten members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

    2. To approve the adoption of an amendment to the Autotote Corporation 1997 Incentive Compensation Plan to increase the number of shares of the Company's Class A Common Stock available for awards thereunder.

    3. To ratify the appointment of KPMG LLP as independent accountants for the Company for the fiscal year ending December 31, 2001.

    4. To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. The Board of Directors is not presently aware of any such matter.

    All holders of record of the Company's Class A Common Stock and the Company's Series A Convertible Preferred Stock at the close of business on February 26, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of the Company's Series A Convertible Preferred Stock are entitled to elect four of the ten members of the Board. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, New York, New York, and will be available for inspection at the meeting itself.

    Whether you plan to be personally present at the Annual Meeting or not, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or, if available to you, submit your proxy by telephone or over the Internet. If you later desire to revoke your proxy, you may do so at any time before it is exercised, in the manner described in the enclosed Proxy Statement.

                                          By Order of the Board of Directors

                                          Martin E. Schloss
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Dated: March 26, 2001

                              AUTOTOTE CORPORATION
                        750 LEXINGTON AVENUE, 25TH FLOOR
                            NEW YORK, NEW YORK 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Autotote Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, April 26, 2001, at 10:00 a.m. at the Metropolitan Club, 1 East 60th Street, New York, New York, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders commencing on or about March 27, 2001. The annual report of the Company for the fiscal year ended October 31, 2000, including the text of the Company's Annual Report on Form 10-K, which was filed with the SEC on January 29, 2001, is also being mailed to the Company's stockholders with this Proxy Statement.

STOCKHOLDERS ENTITLED TO VOTE

    All holders of the Company's Class A Common Stock, $.01 par value per share (the "Common Stock"), and the Company's Series A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"), at the close of business on February 26, 2001, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on February 26, 2001, a total of 40,165,491 shares of Common Stock and a total of 1,149,061 shares of Preferred Stock were outstanding. All stockholders, voting as a single class, will be able to vote for the election of six directors, the amendment to the Company's 1997 Incentive Compensation Plan and the ratification of the appointment of the independent accountants. With respect to these matters, each outstanding share of Common Stock is entitled to one vote and each outstanding share of Preferred Stock is entitled to twenty votes. In addition, the holders of the Preferred Stock, voting as a separate class, are entitled to elect four directors (the "Preferred Directors"). With respect to the election of the Preferred Directors, each outstanding share of Preferred Stock is entitled to one vote.

VOTING PROCEDURES

    If you are the record holder of your shares, you can vote in person at the Annual Meeting or by proxy in one of the following three ways:

1. Mail: To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. If you vote by mail and return a signed proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR adoption of the amendment to the Company's 1997 Incentive Compensation Plan and FOR ratification of the appointment of KPMG LLP as independent accountants.

2. Telephone: To vote by telephone, call 1-800-proxies. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the voice prompts.

3. Internet: To vote over the Internet, access the website "www.voteproxy.com". You will need to provide the control number printed on your proxy card and follow the instructions on your card and the website.

    If you vote by telephone or over the Internet, do not return your proxy card.

    If you are not the record holder of your shares (i.e., they are held in the name of a bank, broker or nominee), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

CHANGING YOUR VOTE

    A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including by telephone or Internet), or by voting in person at the Annual Meeting.

REQUIRED VOTE

    The presence, in person or by proxy, of the stockholders of a majority of the shares of Common Stock and Preferred Stock (on an "as-converted" basis) outstanding and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. With respect to the election of the Preferred Directors, as to which only holders of shares of Preferred Stock are entitled to vote, the presence of a majority of the shares of Preferred Stock constitutes a quorum. Abstentions and broker "non-votes" are included in determining whether a quorum is present. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

    Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

    Approval of any matter other than the election of directors requires the affirmative vote of a majority of the votes entitled to be cast in person or by proxy at the Annual Meeting. With respect to adoption of the amendment to the 1997 Incentive Compensation Plan and ratification of the appointment of the independent accountants, abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker "non-votes" are not counted as shares eligible to vote and will have no effect on the outcome of the matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The Board has nominated for election to the Board the ten persons named below. The holders of the Common Stock and Preferred Stock, voting together as a single class, are entitled to elect directors other than Messrs. Peter A. Cohen, Michael S. Immordino, Luciano La Noce and Roberto Sgambati (the "Preferred Directors"), who have been designated by the holders of the Preferred Stock. Only the holders of the Preferred Stock, voting as a separate class, are entitled to elect the Preferred Directors. The nominees for director will be elected at the Annual Meeting for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each nominee is presently a director of the Company. The Board recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below unless otherwise indicated on those proxies. Cumulative voting is not permitted. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed proxy may vote for a substitute nominee at their discretion. Certain information regarding the ten nominees is set forth below.

                                                                                           DIRECTOR
NAME                                      AGE                     POSITION                  SINCE
----                                    --------   --------------------------------------  --------
A. Lorne Weil.........................     55      Chairman of the Board, President and      1989
                                                   Chief Executive Officer (1)(4)

Larry J. Lawrence.....................     58      Vice Chairman of the Board (1)(2)(3)      1989

W. Walker Lewis.......................     56      Director                                  2001

Colin J. O'Brien......................     62      Director (2)                              2000

Sir Brian G. Wolfson..................     65      Director (2)                              1988

Alan J. Zakon.........................     65      Director (1)(3)(4)                        1993

Peter A. Cohen........................     54      Director (1)                              2000

Michael S. Immordino..................     39      Director                                  2000

Luciano La Noce.......................     51      Director (2)(3)(4)                        2000

Roberto Sgambati......................     45      Director                                  2000

------------------------

(1) Member of Executive Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

(4) Member of Nominating Committee

    MR. A. LORNE WEIL has been a director of the Company since December 1989, Chairman of the Board since October 1991, Chief Executive Officer of the Company since April 1992 and President of the Company since August 1997. Mr. Weil held various senior management positions with the Company and its subsidiaries from October 1990 to April 1992 and was a director and consultant to Autotote Systems, Incorporated from 1982 until it was acquired by the Company in 1989. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Mr. Weil is currently a director of Fruit of the Loom, Inc., General Growth Properties, Inc. and Bluefly, Inc.

    MR. LARRY J. LAWRENCE has been a director of the Company since
December 1989 and Vice Chairman of the Board since August 1997. Mr. Lawrence has been managing partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith, a private equity fund manager, since 1985. He has been managing partner of LTOS II Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith II, since 1990. Mr. Lawrence has been general partner of Allegra Partners III, L.P., the general partner of Allegra Capital Partners III, L.P., since May 1995, and has been managing partner of Allegra Partners IV, L.P., the general partner of Allegra Capital Partners IV, L.P., since
January 2000. Mr. Lawrence served as a director of Autotote Systems, Incorporated until it was acquired by the Company in 1989. Mr. Lawrence is currently a director of several private companies.

    MR. W. WALKER LEWIS has been a director of the Company since March 2001.
Mr. Lewis is the Chairman of Devon Value Advisers, a financial consulting and investment banking firm. From 1995 to 1997, Mr. Lewis was a Senior Advisor with SBC Warburg Dillon Read Inc. From April 1994 to December 1994, he was a Managing Director of Kidder Peabody where he was also a member of the firm's management committee. From April 1992 to December 1993, he served as President of Avon North America and as Executive Vice President of Avon Corporate. Mr. Lewis is currently Chairman of London Fog Industries, Chairman of Applied Predictive Technologies and a director of American Management Systems, Inc., Everyday Convenience Stores, Mrs. Fields Original Cookies and Owens Corning.

    MR. COLIN J. O'BRIEN has been a director of the Company since
September 2000. Between February 1992 and his retirement in January 2001,
Mr. O'Brien was employed in various positions with Xerox Corporation, including Vice President, President of the Document Production Systems Division, Chief Executive Officer of the New Enterprise Board and Executive Chairman of XESystems, Inc., a subsidiary of Xerox. In 1986, Mr. O'Brien formed an investment company with E.M. Warburg Pincus & Co. Inc., making a number of acquisitions in defense electronics. Prior to that time, Mr. O'Brien served as Chief Executive of Times Fiber Communications, Inc. and President of General Instrument's cable television operations. He has held management positions with Union Carbide in both Canada and Europe. Mr. O'Brien is currently a director of Document Sciences Corporation and several privately held companies.

    SIR BRIAN G. WOLFSON has been a director of the Company since 1988. Sir Brian served as Vice Chairman of the Company's Board of Directors from May 1995 to August 1997 and as Acting President and Chief Executive Officer of the Company from June 1991 to October 1991. Sir Brian served as Chairman of Wembley plc, a United Kingdom corporation, from 1987 to May 1995, and as its Deputy Chairman from May 1995 to September 1995. Sir Brian is currently Chairman of the Board of Fruit of the Loom, Inc., Chairman of the Board of Kepner-Tregoe Inc. and a director of Playboy Enterprises, Inc.

    MR. ALAN J. ZAKON has been a director of the Company since 1993 and Chairman of the Executive Committee of the Board since August 1997. Mr. Zakon served as Vice Chairman of the Company's Board of Directors from May 1995 to August 1997. Mr. Zakon served as a managing director of Bankers Trust Corporation from 1989 to April 1995, and as Chairman of the Strategic Policy Committee of Bankers Trust Corporation from 1989 to 1990. Mr. Zakon served as Chairman of the Board of The Boston Consulting Group from 1986 until 1989. Mr. Zakon is currently a director of MicroFinancial Inc. and Arkansas Best Corporation.

PREFERRED DIRECTORS

    MR. PETER A. COHEN has been a director of the Company since September 2000. Mr. Cohen is a principal of Ramius Capital Group, LLC, a private investment firm. From November 1992 until May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic New York Corporation's wholly-owned subsidiary, Republic New York Securities Corporation. From February 1990 to November 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From 1983 to 1990, Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers. Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The American Express Company, The Federal Reserve Capital Market Advisory Board, The Depository Trust Company, Olivetti S.p.A., Ohio State University Foundation and The New York City Opera. Mr. Cohen is currently a director of Presidential Life Corporation, Andover Togs, Mount Sinai Hospital and Telecom Italia S.p.A.

    MR. MICHAEL S. IMMORDINO has been a director of the Company since
September 2000. Mr. Immordino is a partner in the London office of the worldwide law firm of Latham & Watkins. Prior to joining Latham & Watkins, Mr. Immordino was a partner in the firm of Rogers & Wells. He was formerly associated with the law firm of Wilkie Farr & Gallagher in New York.

    MR. LUCIANO LA NOCE has been a director of the Company since
September 2000. Mr. La Noce is the Chief Financial Officer and Director of Corporate Finance of Olivetti S.p.A. in Ivrea, Italy. He is also a member of the Board of Directors of Lottomatica S.p.A., Olivetti Lexikon S.p.A., Olivetti Systems Technology Corporation, Olteco Fin and Olivetti International S.A., as well as managing director of Texnost International N.V. Mr. La Noce has served as a managing director of Tecnosti International Finance N.V., Olivetti International N.V. and Olivetti Holdings BV. He is a former director of Olteco Fin, Hughes Olivetti Telecom Ltd., Hughes Olivetti Telecom N.V., Omnitel Pronto Italia, Infostrada S.p.A.,

Olivetti Finanziaria Industriale S.p.A., Olivetti International (Service) S.A., CIR Services S.A., Sasib S.p.A., Rejna S.p.A., Gruppo Editoriale l'Espresso, Medinvest Ltd, and CIR International S.A. Before joining Olivetti, Mr. La Noce was the deputy general manager in charge of finance at CIR S.p.A. With a background in banking, Mr. La Noce has been an officer at Continental Bank, Chase Manhattan Bank and Banca Nazionale del Lavoro (BNL).

    MR. ROBERTO SGAMBATI has been a director of the Company since
September 2000. Mr. Sgambati is the Chief Financial Officer of Lottomatica S.p.A. Prior to joining Lottomatica, he was an associate director of investment banking at Mediocredito Centrale, an investment bank owned by the Italian Treasury. He also served as the head of corporate finance for Barclays Bank in Italy and was employed by PriceWaterhouse in Rome, Milan and London.

    There are no family relationships among any of the Company's directors or executive officers.

    The Preferred Directors were designated as directors by the holders of the Preferred Stock and appointed to the Board pursuant to a Stockholders Agreement dated September 6, 2000 between the Company and such holders. The Stockholders Agreement and the Certificate of Designations governing the Preferred Stock entitle the holders of the Preferred Stock to designate and elect four members of the Board (or a lesser number in the event that their ownership level declines). A Voting Agreement dated September 6, 2000 among the holders of the Preferred Stock (except for Ramius Securities, LLC) gives Cirmatica Gaming, S.A., which purchased approximately 90% of such stock, the right to designate the persons who will serve as the director designees, provided that, except under certain circumstances, Peter A. Cohen is one of the designees. The Voting Agreement also provides that the holders agree to vote their shares in favor of electing the director designees to the Board. Such holders have also agreed under the Stockholders Agreement to vote their shares in favor of the election of all ten of the nominees as directors of the Company at the Annual Meeting.

          THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE TEN NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors currently consists of A. Lorne Weil (Chairman), Peter
A. Cohen, Michael S. Immordino, Luciano La Noce, Larry J. Lawrence, W. Walker Lewis, Colin J. O'Brien, Roberto Sgambati, Sir Brian G. Wolfson and Alan J. Zakon. Messrs. Cohen, Immordino, La Noce, O'Brien and Sgambati commenced serving on the Board as of September 7, 2000 and Mr. Lewis commenced serving on the Board as of March 12, 2001. The Board held a total of eight meetings during fiscal 2000. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held while they were directors) and
(2) the total number of meetings held by all Committees of the Board on which they served (during the periods that they served).

    The Board of Directors has four Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. Pursuant to the Certificate of Designations for the Preferred Stock and the Stockholders Agreement, for so long as the holders of the Preferred Stock have a right to designate and have elected members of the Board, at least one of the directors so elected or designated will serve on all Committees of the Board.

    The Audit Committee of the Board currently consists of Larry J. Lawrence (Chairman), Luciano La Noce, Colin J. O'Brien and Sir Brian G. Wolfson. The Audit Committee recommends engagement of the Company's independent accountants and is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit, and the qualifications and independence of the auditors. The Audit Committee also oversees the Company's compliance program. The Committee held three meetings during fiscal 2000.

    The Compensation Committee of the Board currently consists of Alan J. Zakon (Chairman), Luciano La Noce and Larry J. Lawrence. The Compensation Committee administers the Company's incentive compensation and stock option plans, and in doing so determines the eligibility of employees to participate in such plans and approves stock option and incentive compensation awards under the plans. The Committee approves the compensation of executives of the Company and makes recommendations to the Board with regard to the adoption of new employee benefit plans and new executive compensation plans. The Committee held five meetings during fiscal 2000.

    The Executive Committee of the Board currently consists of Alan J. Zakon (Chairman), Peter A. Cohen, Larry J. Lawrence and A. Lorne Weil. The Executive Committee is authorized to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board, subject to Delaware law. The Committee held four meetings during fiscal 2000.

    The Nominating Committee, which was established in September 2000, consists of A. Lorne Weil (Chairman), Luciano La Noce and Alan J. Zakon. No member of the Board or candidate for the Board may be proposed, nominated or elected (except pursuant to the Certificate of Designations governing the Preferred Stock or the Stockholders Agreement) unless first approved by a majority vote of the Committee and thereafter approved by a majority vote of the Board. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee did not meet during fiscal 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of the reports that the directors, officers and ten percent holders filed with the SEC and on the representations made by the Company's officers and directors, the Company believes that all filing requirements applicable to its officers, directors and ten percent holders were complied with during fiscal 2000, except that Peter A. Cohen filed a Form 3 one day later than the filing deadline and Oaktree Capital Management, LLC and the OCM Opportunities Fund L.P. each filed a late Form 5 that reported a Form 4 transaction (the redemption of the Company's 5 1/2% convertible subordinated debentures in September 2000).

SECURITY OWNERSHIP

    The following table sets forth certain information as of February 28, 2001 as to the security ownership of those persons known to us to be the beneficial owners of more than five percent of the outstanding shares of Common Stock and Preferred Stock, each of the Company's directors, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.


                                                                             SHARES OF PREFERRED
                                             SHARES OF COMMON STOCK               STOCK(15)
NAME                                        NUMBER(1)         PERCENT(1)     NUMBER(1)        PERCENT(1)
Cirmatica Gaming, S.A...................   20,162,515(2)         33.42%     1,121,036(16)        97.56%
(affiliated entity of Olivetti S.p.A.)
  Rambla de Catalunya 16, 4E2a
  Barcelona, Spain 08007
Oaktree Capital Management, LLC.........    6,369,300(3)         15.86%              -0-           -0-
  333 South Grand Avenue
  Los Angeles, CA 90071
Credit Suisse First Boston                  2,320,000(4)          5.78%              -0-           -0-
  Corporation...........................
  11 Madison Avenue
  New York, NY 10010
A. Lorne Weil...........................    3,584,467(5)          8.31%              -0-           -0-
  750 Lexington Avenue, 25th Floor
  New York, New York 10022
Larry J. Lawrence.......................    2,587,565(6)          6.32%              -0-           -0-
  c/o Allegra Partners
  515 Madison Avenue, 29th Floor
  New York, New York 10022
Peter A. Cohen..........................    1,740,705(7)          4.22%        48,407(17)         4.21%
Alan J. Zakon...........................    1,490,708(8)          3.65%              -0-           -0-
Michael S. Immordino....................           9,677             *               -0-           -0-
Luciano La Noce.........................           9,677             *               -0-           -0-
W. Walker Lewis.........................             -0-           -0-               -0-           -0-
Colin J. O'Brien........................          19,677             *               -0-           -0-
Roberto Sgambati........................           9,677             *               -0-           -0-
Sir Brian G. Wolfson....................      269,677(9)             *               -0-           -0-
William J. Huntley......................     269,578(10)             *               -0-           -0-
DeWayne E. Laird........................     185,000(11)             *               -0-           -0-
Gerald Lawrence.........................     345,750(12)             *               -0-           -0-
Martin E. Schloss.......................     324,000(13)             *               -0-           -0-
All directors and executive officers as
  a
  group (consisting of 14
  persons)(5)(6)(7)(8)(9)(10)(11)(13)...  10,500,408(14)         22.56%           48,407          4.21%

------------------------------

*   Represents less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Owners of options, warrants, the Preferred Stock or other convertible securities exercisable or convertible within 60 days of February 28, 2001 are deemed to be the beneficial owners of the securities which may be acquired. The percentage of outstanding securities reported reflects the assumption that only the person whose ownership is being reported has exercised or converted his options, warrants or Preferred Stock.

(2) Includes 18,329,622 shares issuable upon conversion of Preferred Stock held by Cirmatica Gaming, S.A. ("Cirmatica"), representing 31.34% of the outstanding Common Stock. Also includes (a) 366,564 shares issuable upon conversion of Preferred Stock held by Olivetti International S.A. ("Olivetti"), (b) 733,165 shares issuable upon conversion of Preferred Stock held by The Oak Fund ("Oak"), (c) 366,582 shares (the "Peconic Shares") issuable upon conversion of Preferred Stock held by Peconic Fund Ltd. ("Peconic") and (d) 366,582 shares issuable upon conversion of Preferred Stock held by PEI N.V. ("PEI"), all which shares are subject to a voting agreement between Cirmatica, Olivetti, Oak, Peconic and PEI (the "Voting Agreement"). Pursuant to the Voting Agreement, Cirmatica has the power to direct the voting of the shares held by Olivetti on all matters and to direct the voting of the shares held by Oak, Peconic and PEI with respect to electing the persons who the holders of the Preferred Stock have the right to elect to the Board of Directors. The Company understands that the Peconic Shares may shortly be sold to Olivetti.

(3) Based on a Schedule 13D/A jointly filed with the SEC on March 6, 2001 by Oaktree Capital Management, LLC, the OCM Opportunities Fund, L.P. and the OCM Principal Opportunities Fund, L.P.

(4) Based on a Schedule 13G filed with the SEC on March 2, 2001 by Credit Suisse First Boston.

(5) Includes (a) 1,993,000 shares issuable upon exercise of stock options and
    (b) 982,605 shares issuable upon exercise of a warrant. Also includes 46,745 shares held (for Mr. Weil's deferred compensation account) by a grantor trust established in connection with the Company's Deferred Compensation Plan. Excludes 216,644 shares, and 98,146 shares issuable upon exercise of a warrant, held by The Lorne Weil 1989 Trust, John Novogrod, Trustee (the "Weil Trust"). Mr. Weil disclaims beneficial ownership of the securities held by the Weil Trust.

(6) Includes (a) 175,000 shares issuable upon exercise of a stock option and
    (b) 594,914 shares issuable upon exercise of a warrant.

(7) Solely for purposes of disclosure in this table with respect to ownership by directors, includes (a) 926,146 shares held by Ramius Securities, LLC ("Ramius Securities") (504,046 of which shares are issuable upon conversion of Preferred Stock and 250,000 of which shares are issuable upon exercise of a warrant), (b) 438,300 shares held by third party accounts managed by Ramius Securities (126,600 of which shares are held for the accounts of Peter Cohen and members of his immediate family) and (c) the Peconic Shares (see footnote 2). Mr. Cohen is one of three managing members of C4S & Co., LLC, the sole managing member of Ramius Capital Group, LLC, which is the parent company of Ramius Securities and the investment advisor to Peconic. Accordingly, Mr. Cohen may be deemed to beneficially own all of the securities held by Ramius Securities, Peconic and the third party accounts. Mr. Cohen disclaims beneficial ownership of all of such securities except 126,600 of the shares held by the third party accounts.

(8) Includes (a) 170,000 shares issuable upon exercise of stock options and
    (b) 491,881 shares issuable upon exercise of a warrant.

(9) Includes 120,000 shares issuable upon exercise of stock options.

(10) Includes 245,500 shares issuable upon exercise of stock options.

(11) Includes 183,500 shares issuable upon exercise of stock options.

(12) Includes 334,750 shares issuable upon exercise of stock options.
    Mr. Lawrence ceased serving as an executive officer of the Company as of March 5, 2001.

(13) Includes 309,000 shares issuable upon exercise of stock options.

(14) Includes (a) 3,196,000 shares issuable upon exercise of stock options and
    (b) 2,319,400 shares issuable upon exercise of warrants and (c) 870,628 shares issuable upon conversion of Preferred Stock. Excludes shares held by Mr. Gerald Lawrence.

(15) Pursuant to the Certificate of Designations governing the Preferred Stock, the holders of the Preferred Stock are entitled to vote along with the holders of Common Stock, on an "as-converted" basis, on all matters on which the holders of Common Stock are entitled to vote; and the holders of the Preferred Stock, voting separately as a class, are entitled to elect four directors (or a lesser number in the event that their ownership level declines).

(16) Includes 1,019,127 shares of Preferred Stock held by Cirmatica, representing 88.69% of the outstanding Preferred Stock. Also includes
    (a) 20,381 shares of Preferred held by Olivetti, (b) 40,764 shares of Preferred Stock held by Oak, (c) 20,382 shares of Preferred Stock held by Peconic and (d) 20,382 shares of Preferred Stock held by PEI, all which shares are subject to the Voting Agreement.

(17) Solely for purposes of disclosure in this table with respect to ownership by directors, consists of (a) 28,025 shares of Preferred Stock held by Ramius Securities and (b) 20,382 shares of Preferred Stock held by Peconic. Mr. Cohen disclaims beneficial ownership of these securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation awarded or paid by the Company for services rendered for the fiscal years ended October 31, 1998, 1999 and 2000 to the Chief Executive Officer and the individuals who, in fiscal 2000, were the other highest paid Executive Officers of the Company who received in excess of $100,000 in salary and bonuses in that year (collectively, the "Named Executive Officers").


                                                                              LONG-TERM
                            ANNUAL COMPENSATION                               COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR       SALARY     BONUS(1)    SECURITIES   ALL OTHER
                                                        ($)         ($)       UNDERLYING   COMPENSATION
                                                                               OPTIONS        ($)
                                                                                 (#)
A. Lorne Weil............................    2000     $536,000   $736,000(2)     70,000    $16,900(3)
  President and Chief Executive Officer      1999      481,888    481,888(4)  1,136,000     16,400(5)
                                             1998      475,000    683,068(6)    100,000     12,800(7)
DeWayne E. Laird.........................    2000      207,700    125,700(2)     14,000      8,500(3)
  Vice President and Chief Financial         1999      175,000     87,500(4)     60,000      8,000(5)
  Officer                                    1998      150,000     61,088(6)     15,000      8,000(7)
Gerald Lawrence(8).......................    2000      262,000    102,100(2)     19,000      8,500(3)
  Executive Vice President and President     1999      262,000    114,380(4)     37,000      8,000(5)
  of Autotote Enterprises                    1998      245,700     91,799(6)     23,000      8,000(7)
Martin E. Schloss........................    2000      236,500    193,800(2)     16,000      8,500(3)
  Vice President, General Counsel and        1999      225,000    112,500(4)     32,000      8,000(5)
  Secretary                                  1998      225,000     78,372(6)     23,000      8,000(7)
William J. Huntley.......................    2000      213,000    106,300(2)    164,000      8,500(3)
  President of Systems Division of           1999      200,000     87,500(4)     29,000      8,000(5)
  Scientific Games Inc.                      1998      200,000     51,000(6)     20,000      8,000(7)

------------------------------

(1) See "Report of the Compensation Committee," which describes performance-based bonuses awarded under the Company's management incentive compensation program to the Named Executive Officers.

(2) Bonuses for fiscal 2000 consist of the following:

    (i) Bonuses awarded under the Company's management incentive compensation program: Mr. Weil, $536,000 (of which $300,000 was deferred pursuant to the Company's Deferred Compensation Plan); Mr. Laird, $100,700;
        Mr. Lawrence, $102,100; Mr. Schloss, $118,800; Mr. Huntley, $106,300.

    (ii) Special bonuses awarded for extraordinary contributions in connection with the acquisition of Scientific Games and the related debt and equity financing transactions: Mr. Weil, $200,000; Mr. Laird, $25,000; Mr. Schloss, $75,000.

(3) Amounts of All Other Compensation for fiscal 2000 consist of the following:

    (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $8,500; Mr. Laird, $8,500; Mr. Lawrence, $8,500; Mr. Schloss, $8,500; Mr. Huntley, $8,500.

    (ii) Life insurance coverage: Mr. Weil, $8,400.

(4) Bonuses for fiscal 1999 were awarded under the Company's management incentive compensation program. Mr. Huntley elected to defer his bonus pursuant to the Company's Deferred Compensation Plan.

(5) Amounts of All Other Compensation for fiscal 1999 consist of the following:

    (i) Contributions to the Company's defined contribution retirement plan for salaried employees: Mr. Weil, $8,000; Mr. Laird, $8,000; Mr. Lawrence, $8,000; Mr. Schloss, $8,000; Mr. Huntley, $8,000.

    (ii) Life insurance coverage: Mr. Weil, $8,400.

(6) Bonuses for fiscal 1998 consist of the following:

    (i) Bonuses awarded under the Company's management incentive compensation program: Mr. Weil, $408,068 (payment of which was deferred pursuant to the Company's Deferred Compensation Plan); Mr. Laird, $61,088;
        Mr. Lawrence, $91,799;

        Mr. Schloss, $78,372; Mr. Huntley, $51,000 (payment of which was deferred pursuant to the Company's Deferred Compensation Plan).

    (ii) Signing Bonus: Mr. Weil, $275,000 (payable in connection with Mr. Weil entering into an employment agreement as of November 1, 1997).

(7) Amounts of All Other Compensation for fiscal 1998 consist of the following:

    (i) Contributions to the Company's defined contribution retirement plan for salaried employees:

       Mr. Weil, $8,000; Mr. Laird, $8,000; Mr. Lawrence, $8,000; Mr. Schloss, $8,000; Mr. Huntley, $8,000.

    (ii) Life insurance coverage: Mr. Weil, $4,800.

(8) Mr. Lawrence ceased serving as an executive officer of the Company as of March 5, 2001.

OPTION GRANTS IN FISCAL 2000

    The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended October 31, 2000.

                                                       INDIVIDUAL GRANTS
                                   ---------------------------------------------------------   POTENTIAL REALIZABLE
                                                          % OF TOTAL                             VALUE AT ASSUMED
                                                           OPTIONS                             ANNUAL RATES OF STOCK
                                   NUMBER OF SECURITIES   GRANTED TO                            PRICE APPRECIATION
                                    UNDERLYING OPTIONS    EMPLOYEES    EXERCISE                 FOR OPTION TERM(3)
                                        GRANTED(1)        IN FISCAL    PRICE(2)   EXPIRATION   ---------------------
NAME                                       (#)               YEAR       ($/SH)       DATE       5% ($)      10% ($)
----                               --------------------   ----------   --------   ----------   ---------   ---------
A. Lorne Weil....................         70,000             3.7%       $3.50      12-30-09    $154,079    $390,467
DeWayne E. Laird.................         14,000             0.7%        3.50      12-30-09      30,816      78,093
Gerald Lawrence..................         19,000             1.0%        3.50      12-30-09      41,821     105,984
Martin E. Schloss................         16,000             0.8%        3.50      12-30-09      35,218      89,250
William J. Huntley...............         14,000             0.7%        3.50      12-30-09      30,816      78,093
William J. Huntley...............        150,000             7.9%        3.50      09-05-10     330,170     836,715

------------------------------

(1) These options become exercisable in four equal installments, one-quarter of the total on each of the first, second, third and fourth anniversaries of the date of grant, or in full upon a change in control of the Company. In the event a holder's employment is terminated under certain circumstances, his option may become fully vested and exercisable pursuant to his agreement with the Company (see "Employee Agreements").

(2) These options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value of the stock on the date the option was granted.

(3) The dollar amounts under these columns are based upon calculations using assumed rates of appreciation set by the SEC and are not intended to forecast possible future appreciation of the Company's stock price.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information for the Named Executive Officers with respect to the exercise of stock options during the fiscal year ended October 31, 2000 and the year-end value of unexercised options.

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT OCT. 31, 2000          OCT. 31, 2000(1)
                                     SHARES                                  #                            ($)
                                  ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   ------------   -----------   -------------   -----------   -------------
A. Lorne Weil...................      -0-            -0-         1,853,500      1,050,500       $900,538       $626,863
DeWayne E. Laird................      -0-            -0-           146,250         92,750        205,516        111,234
Gerald Lawrence.................      -0-            -0-           283,250         95,750        267,606        117,894
Martin E. Schloss...............      -0-            -0-           272,000         89,000        215,763         97,988
William J. Huntley..............      -0-            -0-           216,000        227,000        202,522         81,691

------------------------------

(1) Amounts are based on the difference between the closing price of the Company's Common Stock on October 31, 2000 ($3.10) and the exercise price.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    During fiscal 2000, the Company approved the adoption of a Supplemental Executive Retirement Plan, or "SERP," intended to provide supplemental retirement benefits for senior executives of the Company, and determined that Messrs. A. Lorne Weil, Martin E. Schloss, DeWayne E. Laird and William J. Huntley shall be participants. The SERP will provide for retirement benefits according to a formula based on each participant's years of service with the Company and average rate of compensation.

    Payments under the SERP will commence upon a participant's termination of employment with the Company after reaching the age of at least 55 and having at least 10 years of full-time employment with the Company. The annual retirement benefit will be an amount equal to 3% of the participant's average compensation (as defined) for the three highest consecutive calendar years in the last ten years before termination of employment, multiplied by the participant's years of full-time employment with the Company up to a maximum of 15 years. Accordingly, the maximum annual payment under the SERP would be 45% of a participant's highest average annual compensation. A participant may receive a total of 15 annual payments in that amount, or may elect to receive the discounted present value of those 15 annual payments in equal installments over a period of 5 or 10 years or in a single lump sum. The date for payment of benefits may be accelerated in the event of a participant's death or total permanent disability, and certain additional provisions will apply in the event of a change of control of the Company. Based on their highest average compensation through October 31, 2000 determined in accordance with the SERP, the Named Executive Officers would be expected to receive annual retirement benefits for 15 years in the following estimated amounts assuming their retirement after at least 15 years of service with the Company: Mr. Weil, $509,076; Mr. Schloss, $160,676; Mr. Laird, $121,048; and Mr. Huntley, $128,670. These amounts would be subject to an offset for Social Security benefits. Messrs. Weil, Schloss, Laird and Huntley have 8, 8, 4 and 27 years of credited service, respectively, under the SERP.

DEFERRED COMPENSATION PLAN

    During fiscal 1998, the Board adopted a non-qualified deferred compensation plan (the "Deferred Compensation Plan"), and established a grantor trust to assist it in meeting its obligations under the plan. The Deferred Compensation Plan enables eligible employees to defer receipt of up to 100% of the bonus which may be payable under the Company's management incentive compensation program, and enables all of the non-employee directors to defer receipt of up to 100% of the fees which may be payable for director services. Accounts are maintained for each of the participants, who elect to have their accounts mirror the performance of investment options that the Company may offer from time to time. It is intended that amounts deferred under the plan will not be subject to any federal and, in most cases, state and local income taxes until participants receive payment from the plan. Unless participants elect to extend a deferral period, deferrals and related earnings will be paid as soon as practicable following the end of the deferral period. Accounts may be distributed prior to that date if a participant leaves the Company, dies or becomes disabled, if there is a change in control, if the Company terminates the plan or, under extremely limited circumstances, in the event of an "unforeseeable emergency". None of the non-employee directors has elected to participate in the plan. Of the Named Executive Officers, Mr. Weil deferred his fiscal 1998 bonus and a portion of his fiscal 2000 bonus into the plan and such compensation is held in a self-directed deferred compensation account. Mr. Huntley elected to defer his 1998 and 1999 bonuses into the plan for initial deferral periods ended
December 31, 2000.

EMPLOYEE AGREEMENTS

    A. LORNE WEIL. Mr. Weil serves as Chairman of the Board and Chief Executive Officer pursuant to an employment agreement entered into effective November 1, 1997 (the "Effective Date"), which was amended on each of September 10, 1998, January 11, 2000 and September 1, 2000. The amendment on September 1, 2000 increased Mr. Weil's annual base salary from $475,000 to $750,000 (subject to annual increases in accordance with the Consumer Price Index for the Greater New York area), extended the term of employment by four years to October 31, 2004 and provides for Mr. Weil's participation in the SERP recently authorized to be implemented by the Board. Mr. Weil's employment agreement provides him with the opportunity to receive annual incentive compensation of not less than 25% of his base salary for achievement of target level performance, an additional amount of not less than 25% of his base salary for achievement in excess of the target level, and an additional amount, in the Board's discretion, of up to 50% of his base salary upon achievement of strategic objectives. The term of employment extends automatically for an additional year on October 31, 2004 and on each succeeding October 31 thereafter unless either party serves written notice upon the other party six months prior to the date upon which such extension would become effective. If the Company terminates Mr. Weil's employment without Cause, which includes the Company's election not to extend the term, or Mr. Weil terminates his employment for Good Reason, prior to or more than two years after a Change in Control (as such capitalized terms are defined in Mr. Weil's employment agreement), Mr. Weil will be entitled to receive the following:
(a) cash severance over a period of two years in the amount equal to three times the sum of his then current base salary and the annual incentive compensation payable to him upon achievement of the target level of performance for the year of termination; (b) a lump sum cash payment equal to the cash value of all payments and benefits to which Mr. Weil would have been entitled under the SERP upon termination, or if he had 15 years of service with the Company, whichever is greater (the "SERP Payment"); (c) a pro rata annual incentive amount for the year of termination; (d) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after the Effective Date or, if previously granted, were not "in the money" on the Effective Date, will remain exercisable until the scheduled expiration date of such options; and (e) continued participation in certain employee benefit plans for a period of two years, but not after age 65, and if such plans do not allow continuation, receive payment in lieu of such benefits. If the Company terminates Mr. Weil's employment without Cause or Mr. Weil terminates his employment for Good Reason simultaneous with or within two years after a Change in Control, Mr. Weil will be entitled to receive the following: (a) cash severance in a lump sum equal to three times the sum of his then current base salary and the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of the target level of performance for the year of termination; (b) the SERP Payment; (c) a pro rata annual incentive amount for the year of termination; (d) the stock option treatment described above; (e) full vesting and settlement of all deferred stock held at termination; and (f) continued participation in certain employee benefit plans for a period of three years, but not after age 65, and if such plans do not allow continuation, receive payment in lieu of such benefits. If Mr. Weil's employment terminates due to retirement, death, or disability, Mr. Weil will be entitled to receive the following: (a) the SERP Payment; (b) a pro rata annual incentive amount for the year of termination; and (c) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after the Effective Date will be exercisable until the earlier of three years and the scheduled expiration date of such options. If
Mr. Weil's employment terminates due to disability, Mr. Weil will also be entitled to continue participation in certain employee benefit plans until age 65, and if such plans do not allow continuation, to receive payment in lieu of such benefits.

    DEWAYNE E. LAIRD. By letter dated January 11, 2001, the Company entered into an interim employment agreement with Mr. Laird, the Company's Vice President and Chief Financial Officer, pursuant to which his annual base salary was increased to $250,000 (subject to annual increases in accordance with the Consumer Price Index for Philadelphia, Pennsylvania). The terms, which will be memorialized in a formal employment agreement, include participation in the newly established SERP and a term of employment ending August 31, 2003. If
Mr. Laird's employment is terminated without cause within two years of a

Change in Control (as defined in the Change in Control Agreement discussed below), he will be entitled to receive, in lieu of any payment under said agreement, a cash payment in an amount equal to three times the sum of his annual base salary on the date of termination and the higher of the average incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination.

    MARTIN E. SCHLOSS. By letter dated January 11, 2001, the Company entered into an interim employment agreement with Mr. Schloss, the Company's Vice President, General Counsel and Secretary, pursuant to which his annual base salary was increased to $300,000 (subject to annual increases in accordance with the Consumer Price Index for New York, New York). The terms, which will be memorialized in a formal employment agreement, include participation in the newly established SERP and a term of employment ending August 31, 2003. If
Mr. Schloss's employment is terminated without cause within two years of a Change in Control (as defined in the Change in Control Agreement discussed below), he will be entitled to receive, in lieu of any payment under said agreement, a cash payment in an amount equal to three times the sum of his annual base salary on the date of termination and the higher of the average incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination.

    WILLIAM J. HUNTLEY. Mr. Huntley entered into a three-year employment agreement with Scientific Games Inc., a subsidiary of the Company, effective September 6, 2000, pursuant to which he serves as President of the Systems Division of Scientific Games Inc. and its subsidiaries. The term of employment extends automatically for an additional year on September 5, 2001 and on each succeeding September 5 thereafter unless either party serves written notice upon the other party at least thirty days prior to the date upon which such extension would become effective, at which point the remaining term will equal the longer of 270 days and the then remaining term. Under the agreement, Mr. Huntley receives an annual base salary of $275,000 (subject to annual increases in the percentage generally provided to the Company's executive officers) and a transportation allowance of $16,000. Mr. Huntley also has the opportunity to receive an annual cash bonus and an annual grant of stock options in amounts commensurate with, and based on substantially the same criteria as, those awarded to other executive officers of the Company. If Mr. Huntley's employment is terminated without cause or in the event of a constructive termination that occurs on or before the first anniversary of the agreement, he will be entitled to receive a sum each month for a period of three years after termination equal to one-twelfth of the highest annual rate of base salary plus bonus paid during the twenty-four month period preceding the date of termination. If such a termination occurs after the first anniversary but on or before the second anniversary, he will be entitled to receive the aforesaid monthly severance payment for a period of two years. If such a termination occurs after the second anniversary, he will be entitled to receive the aforesaid monthly severance payment for a period of one year. In the event of such a termination, Mr. Huntley will also be entitled to receive a pro rata bonus for the year of termination and to continue participation in certain employee benefit plans until the earliest of the applicable period in which severance is being paid, eighteen months after termination if he is uninsurable under the Company's plans, and the date he becomes entitled to participate in similar plans or arrangements provided by a subsequent employer. If continued participation is legally or contractually barred, the Company will be required to arrange to provide substantially similar benefits for a period of not less than the severance period; and if the Company is barred from doing so, the Company will be required to pay in a lump sum an amount equal, on an after-tax basis, to the cost to Mr. Huntley of such benefits. If Mr. Huntley's employment is terminated due to disability, he will be entitled to receive a pro rata bonus for the year of termination and to continue to receive all disability, life and medical insurance benefits for a period of twelve months as well as his base salary for such period (to the extent payments under the Company's disability plan do not cover 100% of base salary); and in the event of Mr. Huntley's death, his beneficiary will be paid a lump sum payment equal to six months of base salary and a pro rata bonus for the year of termination.

    GERALD LAWRENCE. The Company anticipates entering into a part-time employment agreement with Mr. Lawrence, who ceased serving as an executive officer of the Company as of March 5, 2001.

    Change in Control Agreements. The Company entered into a Control Agreement with each of Messrs. DeWayne E. Laird, Gerald Lawrence, Martin E. Schloss and William J. Huntley as of November 1, 1997 (the "Effective Date"). Each of the Change in Control Agreements has a term ending on October 31, 2001, which extends automatically for an additional year on October 31, 2001 and on each succeeding October 31 thereafter unless either party serves written notice upon the other party six months prior to the date upon which such extension would become effective. Pursuant to the agreements, if the Company terminates the employment of any of these executives without Cause, or the executive terminates his employment for Good Reason, at the time of or within two years following a Change in Control (as such capitalized terms are defined in the agreements), such executive will be entitled to receive the following: (a) cash severance in a lump sum equal to two times the sum of his then current base salary and the higher of the average annual incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination; (b) a pro rata annual incentive amount for the year of termination; (c) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after the Effective Date or, if previously granted, were not "in the money" on the Effective Date, will remain exercisable until the earlier of 36 months after termination and the scheduled expiration date of such options;
(d) full vesting and settlement of all deferred stock held at termination; and
(e) continued participation in certain employee benefit plans until the earliest of 18 months, the date equivalent benefits are provided by a subsequent employer, and age 65, and if such plans do not allow continuation, to receive payment in lieu of such benefits. The agreements also provide that if the executive's employment with the Company is terminated without Cause and he is not entitled to the severance described above, he will be entitled to receive a lump sum cash payment equal to his then current base salary.

DIRECTORS' COMPENSATION

    In September 2000, the Board approved an initial grant of stock options for each of the directors appointed to the Board as of September 7, 2000.
Messrs. Peter A. Cohen, Michael S. Immordino, Luciano La Noce, Colin J. O'Brien and Roberto Sgambati each received an option to purchase 50,000 shares of Common Stock. These options, which have an exercise price of $3.5625 per share, representing the closing price of the Company's Common Stock on the date of grant, become exercisable in four equal installments, one-quarter of the total on each of the first, second, third and fourth anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant.

    In September 2000, the Board established the following compensation arrangement for directors who are not employees or consultants:

    (1) an annual cash retainer of $30,000;

    (2) an additional annual cash retainer of $50,000 for members of the Executive Committee;

    (3) an additional annual cash retainer of $15,000 for Committee Chairmen;
       and

    (4) meeting fees of: $1,000 for each Board meeting attended in person; $1,000 for each Committee meeting attended in person that is held on a day other than one on which a Board meeting is held (except for Executive Committee meetings which carry no meeting fees); $500 for each meeting attended by telephone conference call; and $500 for each Committee meeting attended in person if held on the same day as a Board meeting.

    The Board also determined that each non-employee director should receive an annual grant of restricted stock pursuant to the Company's 1997 Incentive Compensation Plan, to be awarded as of the first day of the fiscal year, in amounts equal to the lesser of (x) 10,000 shares and (y) that number of shares having a value of $30,000 on the date of grant. The restrictions on these awards will lapse in three equal installments, one-third of the total on each of the first, second and third anniversaries of the date of grant, or in full if the director ceases to serve as a director due to death, disability, retirement at or after the age of 65, the failure to be renominated or reelected, or in the event of a change in control.

    Immediately prior to the arrangements adopted by the Board in September 2000, each non-employee director received an annual retainer of $30,000, except that the Chairman of the Executive Committee, Mr. Alan J. Zakon, and the Vice Chairman of the Board, Mr. Larry J. Lawrence, each received $150,000. The aforesaid annual grants of restricted stock and meeting fees were also payable to non-employee directors.

    William G. Malloy, who served as a director from September 7, 2000 until his resignation on March 1, 2001, has a consulting agreement with the Company dated May 18, 2000 and effective as of September 6, 2000. Mr. Malloy was granted a stock option to purchase 75,000 shares as of September 7, 2000 in connection with his appointment to the Board and the commencement of his consulting services. (For information relating to Mr. Malloy's consulting agreement, see "Certain Relationships and Related Transactions.")

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Peter A. Cohen, who was designated as a director by the holders of the Preferred Stock and appointed to the Board as of September 7, 2000, is a principal of Ramius Capital Group, LLC, the placement agent for the Preferred Stock. In connection with the issuance of the Preferred Stock, the Company agreed to pay Ramius Capital Group, LLC, as placement agent, a fee in the amount of 5% of the total gross proceeds received from the issuance of the Preferred Stock. The fee was paid one half in cash and one half in Preferred Stock. In addition, as of October 2, 2000, the Company issued Ramius Securities, LLC, an affiliate of Ramius Capital Group, LLC, a warrant to purchase 250,000 shares of Common Stock at a price of $3.58 per share (representing the fair market value of the Common Stock on October 2, 2000).

    Messrs. Roberto Sgambati and Luciano La Noce, who were designated as directors by the holders of the Preferred Stock and appointed to the Board as of September 7, 2000, are executives of entities affiliated with Cirmatica Gaming, S.A., which purchased approximately 90% of the Preferred Stock for $100 million. Mr. Sgambati is Chief Financial Officer of Lottomatica S.p.A., the parent company of Cirmatica Gaming, S.A., and Mr. La Noce is Chief Financial Officer and Director of Corporate Finance of Olivetti S.p.A.

    The Company entered into a two-year consulting agreement with William G. Malloy, dated May 18, 2000 and effective as of September 6, 2000, pursuant to which he resigned as an officer and director of Scientific Games, became a consultant to the Company and was appointed to the Company's Board of Directors, from which he resigned as of March 1, 2001. Pursuant to his consulting agreement, Mr. Malloy receives $16,667 per month as well as certain other payments and benefits, including life, medical and disability insurance benefits and a transportation allowance. Upon the closing of the acquisition of Scientific Games, he received a lump sum payment of $2 million in lieu of estimated and potential benefits under the Scientific Games Supplemental Executive Retirement Plan and $200,000 for the extension of the coverage of his non-compete and other restrictive agreements to cover Autotote in addition to Scientific Games.

    In April 2000, the Company amended warrants held by A. Lorne Weil and by the trust established in connection with the Company's Deferred Compensation Plan (which holds warrants for the deferred compensation account of Mr. Weil) to purchase 28,691 and 14,345 shares, respectively. The amendment extended the expiration date of the warrants from April 30, 2000 to April 30, 2003, in consideration for (i) a provision precluding exercise thereof prior to May 1, 2001, except in the event of a change in control, and (ii) an increase of the exercise price from $2.98 to $3.32 per share.

    Richard Weil, the brother of A. Lorne Weil, is Vice President of International Business Development for Autotote Systems Inc., a subsidiary of the Company. Richard Weil received a base salary of $200,000 and a bonus of $100,000 for fiscal 2000.

    Brennen Lawrence, the son of Gerald Lawrence, is a sales manager for Autotote Systems, Inc. Brennen Lawrence received a base salary of $74,000 and a bonus of $5,000 for fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors currently consists of Alan J. Zakon (Chairman), Larry J. Lawrence, and Luciano La Noce, who began serving on the Committee as of September 7, 2000. Sir Brian G. Wolfson served on the Committee from September 7, 2000 to October 30, 2000.

    Sir Brian G. Wolfson held an official position with the Company's French subsidiary prior to fiscal 2000, although he received no compensation for such position.

    During fiscal 2000, A. Lorne Weil served as a member of the Compensation Committee of XESystems, Inc. and Colin J. O'Brien served as its Executive Chairman. Mr. O'Brien retired from his position with XESystems, Inc. in January 2001 and Mr. Weil resigned from the Board of Directors of XESystems, Inc. in February 2001.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Committee's responsibilities include approving awards under the Company's incentive compensation and stock option plans, approving the compensation of the Company's executives and making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans and new executive compensation plans. The Committee is comprised of three members of the Board of Directors who are not officers or employees of the Company.

    COMPENSATION COMPONENTS AND PHILOSOPHY

    The principal components of the Company's compensation program consist of base salaries, performance-based bonuses and stock options. The Company's compensation program is designed to provide executives with compensation that is competitive with other companies, reward executives based on Company and individual performance and to align management and stockholder interests by providing incentive compensation through stock option awards and performance-based bonuses.

    EXECUTIVE OFFICER COMPENSATION

    Base salaries for the Company's executives other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer and other senior managers and reviewed on an annual basis in conjunction with the Company's budget for the upcoming fiscal year, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the executive and the length of the executive's service.

    The Company's management incentive compensation program (the "MICP"), which was established in fiscal 1996, provides annual bonus opportunities for the Company's key executive personnel based on three criteria: (1) the Company's overall financial performance relative to the budget for a given fiscal year as approved by the Board of Directors, (2) the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and (3) a qualitative assessment by the Committee of individual performance not directly measurable by financial results pursuant to recommendations made by the Chief Executive Officer and other senior managers in the Company. The purpose of the MICP is to reward employees who have made significant contributions to the Company's achievement of its objectives and to provide an incentive for further contributions. The financial performance of the Company and its business units is principally measured under the MICP by the attainment of "EBITDA" (Earnings Before Interest, Taxes, Depreciation and Amortization) targets established for the year. If the financial performance targets are met or exceeded, participants will be eligible to receive year-end cash bonuses based on a percentage of their base salaries, subject to adjustment by the Committee after consideration of various objective and subjective factors. Potential payments under the MICP during fiscal 2000 ranged from 25% to 50% of base salary for participants other than the Chief Executive Officer, with each of Messrs. DeWayne E. Laird, Gerald Lawrence, Martin E. Schloss and William
J. Huntley having the opportunity to earn a bonus in an amount equal to 50% of base salary. In awarding bonuses for fiscal 2000, the Company considered the achievement by the Company and its business units of financial performance targets as well as various strategic objectives during the fiscal year which significantly strengthened and expanded the Company's businesses, including the following:

    - The acquisition of Scientific Games Holdings Corp., a world leading supplier of lottery products, integrated lottery systems and support services, and pre-paid telephone cards, making us the largest provider of services, systems and products to both the pari-mutuel gaming and instant ticket lottery industries in the world.

    - The investment, principally by an affiliate of Olivetti S.p.A., of $110 million in our new series of Preferred Stock. The Olivetti group, whose affiliates include Telecom Italia S.p.A., one of the world's largest telecommunications service providers, and Lottomatica S.p.A, which manages the Italian national lottery and provides lottery operations services in other countries, has thus become our largest equity investor.

    - The award of on-line lottery contracts during the fiscal year by the New Hampshire Sweepstakes Commission and the Iowa State Lottery, the award of a ten-year on-line lottery contract extension by LEIDSA (Loteria Electronica Internacional Dominicana, S.A.) in the Dominican Republic, and the successful implementation of lottery contracts in Vermont and New Hampshire.

    - The Company's joint venture with Arena Leisure plc, a leading owner and operator of British racecourses, to develop, market and operate an Internet wagering service for pari-mutuel betting on horseracing.

    - The award of ISO 9002 certification, the most widely accepted quality standard in Europe, for our tote operations in Ireland. The certification encompasses our entire field network as well as the national hub in Ireland.

    - The extension of our totalisator contract with the New York Racing Association (NYRA) and the award of new contracts with Turkey Jockey Klub of Istanbul and Nicosia Race Club of Cyprus to provide our new Alpha Eclipse(TM) wagering system.

    While base salary and the annual incentive compensation components are tied to employee responsibility and the Company's financial performance and progress in achieving strategic goals, the purpose of stock option grants is to align stockholder and employee interests by providing a component of compensation tied directly to the performance of the Company's stock price. During fiscal 2000, the Committee granted each of the Named Executive Officers and other participants in the MICP stock options to purchase the number of shares equal to approximately 50% of the maximum cash incentive award payable to such executive for fiscal 2000, divided by the fair market value of the Company's Common Stock on the date of grant. In addition, the Committee approved a special stock option grant for Mr. Huntley for 150,000 shares in connection with his promotion to the position President, Scientific Games Inc.--Systems.

    Special bonuses were awarded upon the closing of the acquisition of Scientific Games to three of the Named Executive Officers in recognition of their extraordinary contributions to the Company in connection with the acquisition and the related debt and equity financing transactions.
Messrs. Weil, Schloss and Laird received $200,000, $75,000 and $25,000, respectively.

    CEO COMPENSATION

    Mr. Weil's employment agreement with the Company was entered into as of November 1, 1997 and amended on each of September 10, 1998, January 11, 2000 and September 1, 2000. The recent amendment to Mr. Weil's employment agreement extended the term of employment by four years to October 31, 2004 and increased his annual base salary as of September 1, 2000 from $475,000 to $750,000 in the context of his increased responsibilities as Chief Executive of an organization that includes Scientific Games. Mr. Weil's employment agreement provides him with an opportunity to earn annual incentive compensation in amounts determined by the Committee in accordance with the MICP, provided that the opportunity shall not be less than 25% of his base salary for achievement of target level performance, an additional amount of not less than 25% of his base salary for achievement of a specified level of performance in excess of the target level, and an additional amount, in the Board's discretion, of up to 50% of his base salary upon achievement of strategic objectives. Mr. Weil received an incentive award of $536,000 for fiscal 2000 as a result of the Company and Mr. Weil having achieved the financial and performance objectives referred to above. In addition, as noted above, Mr. Weil received a special bonus of $200,000 during fiscal 2000 due to his extraordinary contributions in connection with the acquisition of Scientific Games and the related debt and equity financing transactions. (For additional information relating to Mr. Weil's employment agreement, see "Employee Agreements".)

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company expects that the compensation paid to executive officers during fiscal 2000 will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has a general policy of awarding stock options to its executive officers only pursuant to plans that the Company believes will satisfy the requirements of Section 162(m).

                                          Compensation Committee

                                          Alan J. Zakon, Chairman
                                          Larry J. Lawrence
                                          Luciano La Noce

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return from October 31, 1995 to October 31, 2000 on (a) the Company's Common Stock, (b) the American Stock Exchange ("AMEX") Market Value Index, on which Exchange the Company's shares of Common Stock are traded, (c) a peer group index of companies that provide services similar to those of the Company, consisting of International Lottery and Totalisator Systems, Inc., Churchill Downs, Inc. and GTECH Holdings Corp. (the "Peer Group Index"). The Company elected to use a peer group index rather than a published industry or line-of-business index because the Company is not aware of any such published index of companies which, in terms of their businesses, are as comparable to the Company as those included in the peer group index. The peer group companies have been weighted based upon their relative market capitalization each year. The graph assumes that $100 was invested on October 31, 1995 in the Company's Common Stock, the AMEX Market Value Index and the Peer Group Index and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      10/95  10/96   10/97   10/98   10/99   10/00
AUTOTOTE CORPORATION    100   43.75   81.25   54.17   85.42  103.33
AMEX MARKET VALUE       100  103.87  128.28  130.37  160.11  189.73
PEER GROUP              100   116.8  130.28  107.65   88.07   81.25

                                         10/95      10/96      10/97      10/98      10/99      10/00
                                        --------   --------   --------   --------   --------   --------
Autotote Corporation..................  $100.00    $ 43.75    $ 81.25    $ 54.17    $ 85.42    $103.33
Amex Market Value.....................  $100.00    $103.87    $128.28    $130.37    $160.11    $189.73
Peer Group............................  $100.00    $116.80    $130.28    $107.65    $ 88.07    $ 81.25

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors currently consists of Larry J. Lawrence (Chairman), Luciano La Noce, Colin J. O'Brien and Sir Brian G. Wolfson. Each member is "independent," as defined in Section 121 (A) of the American Stock Exchange's listing standards.

    The Audit Committee's specific responsibilities are set forth in its charter, which is attached as Appendix A to this Proxy Statement.

    As required by the charter, the Committee reviewed the Company's financial statements for the fiscal year ended October 31, 2000 and met with management and KPMG LLP, the independent accountants, to discuss the financial statements. The Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards 61, COMMUNICATION WITH AUDIT COMMITTEES.

    The Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and discussed with KPMG LLP its independence from the Company. The Committee also considered whether the provision of non-audit services by KPMG LLP is compatible with its maintaining auditor independence.

    Based on these reviews and discussions and in reliance thereon, the Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 for filing with the Securities and Exchange Commission.

    KPMG LLP has billed the Company the following fees for professional services rendered in respect of the Company's fiscal year ended October 31, 2000:

Audit Fees..................................................  $  546,750
Financial Information Systems Design and Implementation
  Fees......................................................           0
All Other Fees..............................................  $1,089,665

    The Audit Fees listed above were billed for services provided by KPMG LLP in connection with its audit of the Company's financial statements for the fiscal year ended October 31, 2000 and the review of the financial statements included in the Company's Forms 10-Q for that fiscal year. With respect to the amount listed above for All Other Fees, $228,540 of the total was billed for providing international tax structuring services and accounting assistance and the remaining fees totaling $861,125 were billed for services provided in connection with the acquisition of Scientific Games and the related debt and equity financing transactions, which included (i) allocation of the purchase price of Scientific Games, (ii) tax structuring services, (iii) business integration services, and (iv) services relating to the prospectus for the senior notes, the exchange offer registration statement and the Form 8-K filing reporting the pro forma financial data of the combined companies.

                                          Audit Committee
                                          Larry J. Lawrence, Chairman
                                          Luciano La Noce
                                          Colin J. O'Brien
                                          Sir Brian G. Wolfson

               PROPOSAL 2--AMENDMENT OF THE AUTOTOTE CORPORATION
                        1997 INCENTIVE COMPENSATION PLAN

    The stockholders are being asked to approve an amendment to the Company's 1997 Incentive Compensation Plan (the "1997 Plan"), which will increase the aggregate number of shares of Common Stock available for grants of stock options or other awards under the 1997 Plan by 2 million, to a total of 5.4 million shares. The amendment was adopted by the Board on March 12, 2001, subject to approval of the Company's stockholders. As of March 23, 2001, 859,255 of the
3.4 million shares previously available under the 1997 Plan remained available for future awards.

    As a result of the Company's acquisition of Scientific Games on September 6, 2000, we have approximately 1,550 additional full-time employees. The proposed amendment will make 2 million additional shares available in order to assist the Company in addressing the compensation requirements of a larger workforce and to continue to implement the goals of the 1997 Plan. The Board believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board believes that the long-term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of Company performance and the creation of stockholder value. Such awards will enable the Company to attract and retain key employees and enable such persons to acquire or increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. The Board believes that the body designated to administer the 1997 Plan (the "Committee"), presently the Compensation Committee, should be given as much flexibility as possible to provide for incentive awards contingent on performance.

    The 1997 Plan was adopted and submitted to stockholders in part to respond to changes in regulations affecting the Company's executive compensation plans.
Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder generally limit the Company's tax deductions for compensation to certain executive officers to the extent the individual's compensation exceeds $1 million. With stockholder approval, certain awards under the 1997 Plan will qualify as "performance-based compensation" that is tax deductible by the Company without limitation under Code Section 162(m). The 1997 Plan is also intended to conform to the modified version of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") adopted by the Securities and Exchange Commission during 1996. Neither the adoption of the amendment to the 1997 Plan nor its submission to stockholders limits the Board's power to adopt other incentive arrangements, including arrangements that do not qualify under Code
Section 162(m).

    The following is a brief description of the material features of the 1997 Plan. Such description is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached as Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, which was filed with the SEC on January 29, 2001, and can be accessed through the SEC's website (www.sec.gov).

    TYPES OF AWARDS. The terms of the 1997 Plan provide for grants of stock options, SARs, restricted stock, deferred stock, and other stock-related awards ("Awards").

    SHARES SUBJECT TO THE 1997 PLAN; OTHER LIMITATIONS ON AWARDS. Under the 1997 Plan, the total number of shares of Common Stock reserved and available for delivery to participants in connection with Awards was originally 1.6 million. On March 23, 2000, the Company's stockholders approved an amendment to the 1997 Plan, which made an additional 1.8 million shares available for Awards. As of March 23, 2001, 859,255 shares remained available for grant under the 1997 Plan and 2,435,000 shares were subject to outstanding Awards under the 1997 Plan. The amendment to the 1997 Plan would make an additional 2 million shares available for Awards. In addition, 277,300 shares remained available for grant under the Company's other existing executive compensation plans and 7,023,576 shares were subject to outstanding options and other awards under such existing plans. Any shares of Common Stock delivered under the 1997 Plan may consist of authorized and unissued shares or treasury shares. Stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including Common Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the 1997 Plan. On March 23, 2001, the closing sales price of the Common Stock on the consolidated reporting tape of the American Stock Exchange was $2.07 per share.

    In addition, the 1997 Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed one million shares for each type of such Award, subject to adjustment in certain circumstances. The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 1997 Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, accounting principles, or other special events.

    ELIGIBILITY. Executive officers and other officers and employees of the Company or any subsidiary, non-employee directors of the Company, and other persons who provide substantial services to the Company or its subsidiaries, if such other persons are designated as eligible by the Committee, shall be eligible to be granted Awards under the 1997 Plan. The Company has approximately 2,400 full-time employees. Since the inception of the Company, approximately 250 individuals have been granted stock options under the 1997 Plan and prior plans maintained by the Company. The Awards under the 1997 Plan have been granted to officers, directors and other key personnel. Future Awards that would be received or allotted to any individual or group of employees under the 1997 Plan are not determinable.

    ADMINISTRATION. The 1997 Plan is administered by the Compensation Committee. The Board may, however, itself perform the functions of the Committee or may appoint a different committee to administer the 1997 Plan. If any member of a Board committee designated to administer the 1997 Plan does not qualify as a "Non-Employee Director" under Rule 16b-3 or an "outside director" under Code
Section 162(m), the Committee may function through a subcommittee composed solely of two or more qualifying members, or the non-qualifying member of the Committee may abstain or recuse himself or herself from actions that would be affected by his or her non-qualifying status.

    Subject to the terms and conditions of the 1997 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1997 Plan. The 1997 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1997 Plan.

    STOCK OPTIONS AND SARS. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the

Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

    RESTRICTED AND DEFERRED STOCK. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

    DIVIDEND EQUIVALENTS. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Committee.

    BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

    OTHER STOCK-BASED AWARDS. The 1997 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

    PERFORMANCE GOALS. The right of a participant to exercise or receive a grant or settlement of restricted stock, deferred stock or other stock-based awards, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

    The performance goals to be achieved as a condition of payment or settlement will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of Awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1997 Plan, although for Awards not intended to meet the requirements of Code Section 162(m), the Committee may specify any other criteria. The business criteria specified in the 1997 Plan are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added;
(7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

    OTHER TERMS OF AWARDS. Awards may be settled in the form of Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or that previously acquired shares or other property will be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

    Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 1997 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

    ACCELERATION OF VESTING. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Committee at the date of grant, previously unvested options may at the election of the participant be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of Common Stock paid (including extraordinary dividends) in any change in control, or (ii) the highest fair market value per share of Common Stock (generally based on market prices) at any time during the 60 days before a change in control. "Change in control" is defined in the 1997 Plan to include a person or group becoming a beneficial owner of 40% or more of the combined voting power of the Company or the occurrence of an acquisition of the Company by merger, consolidation, asset purchase or otherwise requiring stockholder approval.

    AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Board may amend, alter, suspend, discontinue, or terminate the 1997 Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Company's shares are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants or the Company upon such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 1997 Plan or broaden eligibility. Unless earlier terminated by the Board, the 1997 Plan will terminate at such time as no shares remain available for issuance under the 1997 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 1997 Plan.

    FEDERAL INCOME TAX IMPLICATIONS OF THE 1997 PLAN. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1997 Plan.

    The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the nonforfeitable shares received.

    Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

    The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

    With respect to Awards granted under the 1997 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

    With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (e.g., restricted stock), the participant must generally recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

    Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

    As discussed above, Code Section 162(m) disallows certain tax deductions by the Company. The Company intends that options and SARs granted under the 1997 Plan, and designated performance awards granted under the 1997 Plan, will qualify as "performance-based compensation" not subject to Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1997 Plan will be fully deductible under all circumstances. In addition, other awards under the 1997 Plan, such as other stock-based awards and performance awards not designated as qualifying Code Section 162(m) awards, generally will not so qualify, so that compensation paid to a named executive officer in connection with such awards could be subject to the Code Section 162(m) limitation. Finally, under current regulations performance awards granted under the 1997 Plan after the Company's Annual Meeting of Stockholders in the year 2002 and thereafter will require further stockholder approval in order to qualify as "performance-based compensation."

    The foregoing general discussion of federal income tax consequences is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1997 Plan. Different tax rules may apply to specific participants and transactions under the 1997 Plan. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL
               PROPOSAL 3--APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board has appointed KPMG LLP as independent accountants for the Company to examine the Company's financial statements for the current fiscal year ending December 31, 2001 and recommends that the stockholders of the Company ratify that appointment. KPMG LLP has served as the Company's independent accountants for all fiscal years since 1982 and has no relationship with the Company other than that arising from its employment as independent accountants and consultants. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    The persons named on the enclosed proxy card intend to vote each proxy for ratification of the appointment of KPMG LLP unless such proxy specifies otherwise. If the appointment is not ratified by stockholders, the Board is not obligated to appoint other independent accountants, but the Board will give consideration to such unfavorable vote.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                 OTHER MATTERS

    The Company is not aware of any matter other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

    Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies in person or by telephone or telegram. The Company also has retained D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $4,000 plus reimbursement of reasonable out-of-pocket costs and expenses.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a stockholder wants to submit a proposal for inclusion in the Company's proxy materials for the next annual meeting of stockholders, it must be received at the Company's principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than November 26, 2001. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

    If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under Exchange Act, the Company must receive notice of such proposal at the address given above by February 8, 2002, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and the Company's proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in its proxy materials.

    The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice under Item 5 in the Company's earliest possible quarterly report on Form 10-Q, or if that is impracticable, by any means reasonably calculated to inform the stockholders.

    Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          By Order of the Board of Directors
                                          MARTIN E. SCHLOSS
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Dated: March 26, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                            OF AUTOTOTE CORPORATION

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Full Committee membership.

III. MEETINGS

    The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    DOCUMENTS/REPORTS REVIEW

    1.  Review and update this Charter periodically, as conditions dictate.

    2. Review the organization's annual financial statements and any financial reports submitted to the Securities & Exchange Commission, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

    3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purpose of this review.

    INDEPENDENT ACCOUNTANTS

    4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

    5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    FINANCIAL REPORTING PROCESSES

    7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

    8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or management.

    PROCESS IMPROVEMENT

    10. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    11. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

    13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

    ETHICAL AND LEGAL COMPLIANCE

    14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    15. Review management's monitoring of the Corporation's Compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

    16. Review activities, organizational structure, and qualifications of the internal audit department.

    17. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

    18. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

    19. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

--------------------------------------------------------------------------------
PROXY

                              AUTOTOTE CORPORATION
           750 LEXINGTON AVENUE, 25TH FLOOR, NEW YORK, NEW YORK 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 2001

      The undersigned hereby appoints Martin E. Schloss and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Autotote Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Autotote Corporation to be held at the Metropolitan Club, 1 East 60th Street, New York, New York at 10:00 a.m., on Thursday, April 26, 2001, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

--------------------------------------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS OF

                              AUTOTOTE CORPORATION

                                 APRIL 26,2001

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YORU CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

                                             -------------------------------
YOUR CONTROL NUMBER IS
                                             -------------------------------


--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                                   WITHHOLD
                                 FOR ALL           AUTHORITY
                                NOMINEES       FROM ALL NOMINEES
1.    Election of
      Directors:                [  ]                   [  ]


INSTRUCTION: To withhold authority to vote for any individual nominee(s), place an "X" in the left box "FOR ALL NOMINEES" and write the name(s) of any such nominee(s) in the space provided below:


NOMINEES:  A. Lorne Weil
           Larry J. Lawrence
           W. Walker Lewis
           Colin J. O'Brien
           Sir Brian G. Wolfson
           Alan J. Zakon

                                                    FOR     AGAINST     ABSTAIN
2.    Approval of Amendment to the Company's
      1997 Incentive Compensation Plan.             [ ]      [ ]          [ ]

3.    Ratification of KPMG LLP as independent
      accountants of the Company for the
      fiscal year ending December 31, 2001.         [ ]      [ ]          [ ]

4.    On such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2 AND 3, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                           PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.  [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
ENVELOPE.


SIGNATURE(S)                                       DATED                , 2001
            --------------------------------------       --------------
                                                   DATED                , 2001
            --------------------------------------       --------------


NOTE: Please sign exactly as your name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              AUTOTOTE CORPORATION


                                 APRIL 26, 2001




                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                                   WITHHOLD
                                 FOR ALL           AUTHORITY
                                NOMINEES       FROM ALL NOMINEES
1.    Election of
      Directors:                [  ]                   [  ]


INSTRUCTION: To withhold authority to vote for any individual nominee(s), place an "X" in the left box "FOR ALL NOMINEES" and write the name(s) of any such nominee(s) in the space provided below:


NOMINEES:  A. Lorne Weil
           Larry J. Lawrence
           W. Walker Lewis
           Colin J. O'Brien
           Sir Brian G. Wolfson
           Alan J. Zakon

                                                    FOR     AGAINST     ABSTAIN
2.    Approval of Amendment to the Company's
      1997 Incentive Compensation Plan.             [ ]      [ ]          [ ]

3.    Ratification of KPMG LLP as independent
      accountants of the Company for the
      fiscal year ending December 31, 2001.         [ ]      [ ]          [ ]

4.    On such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2 AND 3, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                           PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.  [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED
ENVELOPE.


SIGNATURE(S)                                       DATED                , 2001
            --------------------------------------       --------------
                                                   DATED                , 2001
            --------------------------------------       --------------


NOTE: Please sign exactly as your name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

--------------------------------------------------------------------------------

                                                                 PREFERRED STOCK
                                                                 ---------------



                              AUTOTOTE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 2001


      The undersigned hereby appoints Martin E. Schloss and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of Series A Convertible Preferred Stock of Autotote Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Autotote Corporation to be held at the Metropolitan Club, 1 East 60th Street, New York, New York at 10:00 a.m., on Thursday, April 26, 2001, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. The undersigned authorizes and instructs said Proxies or their substitutes to vote as indicated below.


TO VOTE, MARK BOXES BELOW.


1.    ELECTION OF DIRECTORS: To elect the following nominees to the Board of
      Directors:

                            Peter A. Cohen
                            Michael S. Immordino
                            Luciano La Noce
                            Roberto Sgambati
                            A. Lorne Weil
                            Larry J. Lawrence
                            W. Walker Lewis
                            Colin J. O'Brien
                            Sir Brian G. Wolfson
                            Alan J. Zakon

                FOR ALL                         WITHHOLD AUTHORITY
               NOMINEES                         from all Nominees

                  |_|                                  |_|

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the box above "FOR ALL NOMINEES" and write the name(s) of any such nominee(s) in the space provided below:



   --------------------------------------------------------------------------

2. AMENDMENT TO THE 1997 INCENTIVE COMPENSATION PLAN: To approve the amendment to the Company's 1997 Incentive Compensation Plan:

                FOR              AGAINST             ABSTAIN

                |_|                |_|                 |_|

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: To ratify the appointment of KPMG LLP as independent accountants of the Company for the fiscal year ending December 31, 2001:

                FOR              AGAINST             ABSTAIN

                |_|                |_|                 |_|


4. On such other matters as may properly come before the meeting or any adjournments thereof.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


      If you plan to attend the Annual Meeting, please mark this box. |_|



   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


  SIGNATURE(S) __________________________  DATED_______________________, 2001

               __________________________  DATED_______________________, 2001


Please sign exactly as your name appears on your stock certificate. For joint accounts, each joint owner must sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When the proxy is given by a corporation or other entity, it should be signed by an authorized representative.



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